Exhibit 99.1

AMERICAN MEDIA, INC. REPORTS SECOND QUARTER FISCAL YEAR 2016 RESULTS

Second Quarter Highlights:

•	Company posted Revenues of $61.9 million and Adjusted EBITDA of $21.2 million for the second quarter of FY 2016. EBITDA is up 78% versus prior year.

•	First half Adjusted EBITDA finalized at $38.4 million, up 27% versus the prior year.

•	Newsstand unit sales remain stable and consistent for the celebrity market over the last 48 consecutive weeks.

•	Chairman, President and CEO David Pecker reconfirmed his previous FY16 Revenue guidance of $230 to $235 million and EBITDA of $80 to $85 million, up 8% to 15%, over prior year.

NEW YORK, November 19, 2015 /PRNewswire/ - American Media, Inc. (AMI) reported financial results for its three and six month periods ended September 30, 2015.

The company announced that first half Fiscal Year 2016 Adjusted EBITDA finalized at $38.4 million, which is an increase of 27% versus the prior year. True cash EBITDA for the first half fiscal year 2016 is $26.4 million, which marks a 150% ($15.8 million) increase versus the prior year with no addbacks.

AMI Chairman, President and CEO David Pecker said, “AMI’s second quarter and first half results underscore the incredible power of our brands. Our advertising performance is counter intuitive to all industry trends and, coupled with the continued stabilization of the newsstand, are great benchmarks for AMI’s continued success.”

Second Quarter Fiscal Year 2016
AMI print advertising revenue of $12.7 million was up 3% while the consumer magazine industry was down 12%. Digital advertising revenue of $4 million, including mobile, was up 78%.

Newsstand revenue of $29.9 million was equal to the prior year, underscoring the return to stability at newsstands.

For the second fiscal quarter, Star and OK’s print ad revenue was up 3%, digital revenue was up 106%, and EBITDA was up 118% over the prior year.

For the second fiscal quarter, Men’s Fitness print ad revenue of $1.9 million was equal to prior year, while EBITDA was up 81%. On the newsstand, Men’s Fitness showed a 10% gain of single copy sales and announced a 17% circulation rate base increase from 600,000 to 700,000 beginning with the January 2016 issue.

Expenses
AMI fully implemented its $22.0 million Management Action Plan for Fiscal Year 2016. Over the previous seven years, AMI reduced its total expenses by $180 million.

For information concerning any forward-looking statements and EBITDA and Adjusted EBITDA mentioned above, please see Appendix A to this Press Release.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and active lifestyle media brands in the United States. AMI’s titles include National Enquirer, Star, OK!, Globe, National Examiner, Soap Opera Digest, Men’s Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 14 different digital sites including RadarOnline.com, OKmagazine.com, MensFitness.com and MuscleandFitness.com. AMI’s magazines have a combined total circulation of 2.1+ million and reach more than 35 million men and women each month. AMI’s digital properties reach an average of 50 million unique visitors and 343+ million page views monthly.

Contact:
Christopher Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

APPENDIX A

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION IN THE PRESS RELEASE TO WHICH THIS APPENDIX IS ATTACHED

This Press Release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to our current beliefs regarding future events or our future operating or financial performance. By their nature, forward-looking statements involve risks, trends, and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements. Such factors include, but are not limited to, those items described in “Risk Factors” in AMI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (the “Annual Report”) and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in AMI’s Annual Report and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

We have tried, where possible, to identify such statements by using words such as "believes," "expects," "intends," "may," "anticipates," "plans," or the negation thereof, or similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statement is and will be based upon our then-current expectations, estimates and assumptions regarding future events and is applicable only as of the date such statement is made.

We caution you not to place undue reliance on any forward-looking statement included in this Press Release, which speaks only as of the date of this Press Release. We undertake no obligation to publicly update or revise any forward-looking statement contained in this Press Release, whether as a result of new information, future events or otherwise, except as required by law.

Financial Disclosure regarding non-GAAP financial measures

EBITDA and Adjusted EBITDA are measures we use to gauge our operating performance. EBITDA is defined as net income (loss) attributable to AMI plus interest expense, provision (benefit) for income taxes, depreciation and amortization, provision for impairment of intangible assets and goodwill, if any, deferred debt costs and deferred rack costs and the effects of discontinued operations. Adjusted EBITDA is defined as EBITDA plus restructuring costs and severance, costs related to launches, re-launches or closures of publications and certain other costs. We believe that the inclusion of EBITDA and Adjusted EBITDA are appropriate to evaluate our operating performance compared to our operating plans and/or prior years, to value prospective acquisitions and to highlight trends.

Management believes our investors use EBITDA and Adjusted EBITDA as a gauge to measure the performance of their investment in AMI. Management compensates for limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone can provide. EBITDA and Adjusted EBITDA are not recognized terms under GAAP, and do not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Set forth below is a reconciliation of net income (loss) attributable to American Media, Inc. and subsidiaries to EBITDA and Adjusted EBITDA for the three and six months ended September 30, 2015 and 2014. We have not provided quantitative reconciliation of forecasted EBITDA, Adjusted EBITDA and free cash flow because such reconciliation would include a significant amount of uncertainty in projecting the costs deducted to arrive at this measure. As such, management does not believe that this reconciling information would be meaningful.

	Three Months Ended September 30,		Six Months Ended September 30,
in thousands	2015	2014	2015	2014
Net income (loss) attributable to American Media, Inc.	$(2,186)	$(30,062)	$21,884	$(42,030)
Add (deduct):
Interest expense	10,297	13,811	19,700	27,798
Benefit for income taxes	(1,032)	(5,891)	(30,304)	(2,271)
Depreciation and amortization	6,618	3,190	13,345	6,548
Impairment of goodwill and intangible assets	—	18,458	—	18,458
Amortization of deferred debt costs	866	1,623	1,716	2,057
Amortization of deferred rack costs	1,228	1,335	2,703	2,793
Amortization of short-term racks	2,000	2,249	3,926	4,304
EBITDA	17,791	4,713	32,970	17,657
Add (deduct):
Merger and related transaction(s)	—	3,170	—	3,170
Restructuring costs and severance	2,026	1,909	3,119	2,380
Costs related to launches and closures of publications	(91)	71	(83)	203
Restructuring costs related to divestiture of DSI	—	16	—	1
Pro-forma adjustment - earnings of TNG	—	—	—	312
AMI losses in wholesaler shutdown	479	1,444	1,002	5,316
Other	996	608	1,436	1,160
Adjusted EBITDA	$21,201	$11,931	$38,444	$30,199

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